Exhibit 99.1

RH APPOINTS Hilary Krane TO The Company's BOARD OF DIRECTORS

Corte Madera, CA – June 21, 2016 – RH (Restoration Hardware Holdings, Inc. - NYSE: RH) today announced the appointment of Hilary Krane to its Board of Directors, effective immediately.  She will also serve on the Board’s Audit Committee.

Ms. Krane currently serves as the Executive Vice President, Chief Administrative Officer and General Counsel of NIKE, Inc.  Prior to joining NIKE, Inc. in 2010, Ms. Krane held various roles at Levi Strauss & Co., including Senior Vice President, General Counsel and Corporate Affairs.

Gary Friedman, Chairman and Chief Executive Officer, commented, “We are delighted to welcome Hilary to the RH Board.  Her experience contributing to the growth and development of innovative and iconic global brands will be invaluable as we continue to build RH into the leading luxury home and design platform in the world."

“I'm excited and honored to be joining the board of a Company that is redefining its market and driving innovation in the retail industry." said Ms. Krane.  "I look forward to working with Gary and the entire RH board to help actualize their vision of becoming one of the most admired brands in the world.”

Ms. Krane replaces Thomas Mottola who, as previously announced, is stepping down from the RH Board and its various committees due to competing demands on his time.  The Board has appointed Mark Demilio as the Chair of the Company’s Nominating and Corporate Governance Committee filling the role previously handled by Mr. Mottola.

Mr. Friedman, concluded, “On behalf of myself, the Board and the entire RH team, I want to thank Tommy for his inspired leadership and guidance. He has made important contributions to  shaping the brand and business we are today.”

About RH

RH (Restoration Hardware Holdings, Inc. - NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to expected benefits from the appointment of Hilary Krane to the Board and Audit Committee and from the appointment of Mark Demilio to the Chair of the

Corporate Governance and Nominating Committee as well statements relating to RH redefining the market and our efforts to build RH into the leading luxury home and design platform and becoming one of the most admired brands in the world.  You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel; successful implementation of our growth strategy; our ability to take advantage of the transaction with Waterworks; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; factors affecting our outstanding convertible senior notes; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ most recent Form 10-K filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov.  Any forward-looking statement made by us in this press release speaks only as of the date on which we make it.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

SVP, Investor Relations and Strategy

415-945-4998
cmclaughlin@rh.com